                                                                     Exhibit 2.3

                               ARTICLES OF MERGER

                          ICOP ACQUISITION CORPORATION

                             AND ICOP DIGITAL, INC.

     The undersigned Surviving Corporation, ICOP Digital, Inc., hereby delivers for filing with the Nevada Secretary of State the within Articles of Merger as follows:

     1.   The parties to the Agreement and Plan of Merger are Vista Exploration
Corporation, a Colorado corporation (the "Parent"), ICOP Digital, Inc., a Nevada corporation (the "Surviving Corporation"), and ICOP Acquisition Corporation, a
Colorado corporation and wholly owned subsidiary of Parent.

     2.   The Agreement and Plan of Merger has been adopted by each constituent entity.

     3.   Shareholder approval of Parent was not required.

     4.   Shareholder approval of each of the remaining entities, ICOP
Acquisition Corporation and ICOP Digital, Inc. was required and the transaction was approved by the required shareholder vote or consent of each such entity.

     5.   The Plan of Merger:

          A. ICOP Acquisition Corporation, a Colorado corporation ("Merger Sub")
was merged with and into ICOP Digital, Inc., a Nevada corporation ("ICOP"), effective upon the filing of these Articles of Merger.

          B. Following the merger, the separate corporate existence of Merger
Sub shall cease and ICOP shall continue as the Surviving Corporation under the name ICOP Digital, Inc. and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the corporate laws of Nevada and
Colorado and become a wholly-owned subsidiary of Parent, a Colorado corporation.

          C. At the effective date of the merger, upon filing the Articles of
Merger, all the property, rights, privileges, powers and franchises of ICOP and
Merger Sub shall be vested in the Surviving Corporation and all debts, liabilities and duties of the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, ICOP.

          D. At the Effective Time, the Articles of Incorporation of ICOP shall be the Articles of Incorporation of the Surviving Corporation.

          E. At the Effective Time, the Bylaws of ICOP as in effect at the
Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          F. At the Effective Time, the officers and directors of ICOP shall be the officers and directors of the Surviving Corporation.

          G. At the Effective Time, by virtue of the merger, the total number of shares of ICOP common stock issued and outstanding immediately prior to the
Effective Time shall be automatically converted into the right to receive the same number of shares of the Parent's common stock and Certificates representing the shares of Parent common stock to be issued hereby shall be delivered pro rata to the shareholders of ICOP at the closing in exchange for the surrender of all of their ICOP common shares to be exchanged. At the Effective Time, all such shares of ICOP common stock shall cease to be outstanding and shall automatically be cancelled and retired and the ICOP shareholders shall cease to have any rights with respect to such shares of ICOP common stock except to receive a like number of shares of Parent common stock upon surrender or exchange of the ICOP common stock certificates.

          H. At the Effective Time, all outstanding shares of Merger Sub common stock held by Parent shall be automatically converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation and
ICOP shall become a wholly-owned subsidiary of Parent.

          The complete signed Agreement and Plan of Merger is on file at the registered office of each of the Parent and the Surviving Corporation.

          DATED this 13th day of January 2004.

                                       VISTA EXPLORATION CORPORATION,
                                       a Colorado corporation

                                       By: /s/ Charles A. Ross
                                           -------------------------------------
                                             Charles A. Ross, Sr., President

                                       ICOP DIGITAL, INC.,
                                       a Nevada corporation

                                       By: /s/ David C. Owen
                                           -------------------------------------
                                             David C. Owen, Chairman

                                       ICOP ACQUISITION CORPORATION,
                                       a Colorado corporation

                                       By: /s/ Charles A. Ross
                                           -------------------------------------
                                             Charles A. Ross, Sr., President

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